UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): March 14, 2019

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2019, the Compensation Committee (the “Committee”) of the Board of Directors of Diamond Offshore Drilling, Inc. (the “Company”) adopted additional forms of incentive award agreements under the Company’s Incentive Compensation Plan (Amended and Restated as of January 1, 2018, as amended on June 28, 2018) (the “Incentive Compensation Plan”) and the Company’s Equity Incentive Compensation Plan (the “Equity Compensation Plan”).

Incentive Compensation Plan Award Agreements

Officer Awards. The Committee adopted a form of Cash Incentive Award Agreement for executive officers under the Incentive Compensation Plan that provides for both time-vesting awards, a portion of which vests over a two-year period and a portion which vests over a three-year period, and performance-vesting awards that have a performance period of three calendar years. The performance-vesting awards become eligible to vest dependent upon the level of achievement of three specified, equally-weighted performance goals, subject to the negative discretion of the Committee. The performance goals consist of (i) a specified average target ratio of Adjusted Operating Cash Flow to Adjusted Net PP&E, as such terms are defined in the agreement, for each calendar year in the performance period, (ii) a specified level of average annual rig efficiency for the three calendar years in the performance period and (iii) a specified amount of added cumulative contract backlog during the performance period. Unless otherwise determined by the Committee, the percentage of the performance-vesting awards eligible to vest may range from 0% to 133% of the target amount, based on the specified levels of achievement of the performance goals as set forth in the agreement.

If the Company or its subsidiary terminates the employment of the grantee without Cause, as defined in the Incentive Compensation Plan, on or after two years after the grant of a performance-vesting award but before such award vests, the grantee will receive 50% of the amount that would have been payable. Upon the grantee’s Retirement, as defined in the agreement, before a performance-vesting award vests, the grantee will receive a performance-vesting award that is prorated as provided in the agreement. If the grantee’s employment terminates due to death or Disability, as defined in the Incentive Compensation Plan, during or after the performance period, the grantee will receive the amount of the performance-vesting award that would have been payable, as provided in the agreement. In addition, if the grantee’s employment terminates due to death or Disability, the unvested portion of the time-vesting awards will fully vest as of the date of termination of employment. The agreement also obligates the grantee to comply with certain restrictive covenants, including obligations of confidentiality, a prohibition on solicitation of employees of the Company or its subsidiaries for a period of two years after termination of employment and a prohibition on competition for a period of one year after termination of employment.

CEO Awards. The Committee also adopted a form of Cash Incentive Award Agreement for the Chief Executive Officer (“CEO”) under the Incentive Compensation Plan that is substantially similar to the form of cash incentive award agreement for executive officers, except that it contains different provisions applicable upon termination of employment. The agreement provides that if the Company or its subsidiary terminates the employment of the CEO without Cause, as defined in the Incentive Compensation Plan, or if the CEO terminates his employment for Good Reason, as defined in the agreement, on or after two years after the grant of the performance-vesting award but before such award vests, the CEO will receive 50% of the amount that would have been payable. Upon the CEO’s Retirement, as defined in the agreement, before the performance-vesting award vests, the CEO will receive a performance-vesting award that is prorated as provided in the agreement. If the CEO’s employment terminates due to death or Disability, as defined in the Incentive Compensation Plan, during or after the performance period, the CEO will receive the amount of the performance-vesting award that would have been payable, as provided in the agreement. In addition, if the CEO’s employment terminates due to death or Disability, the unvested portion of the time-vesting awards will fully vest as of the date of termination of employment. If the CEO elects to terminate his employment for any reason other than Good Reason or Retirement, including a voluntary termination, on or after two years after the grant of the performance-vesting award but before such award vests, the CEO will receive 20% of the amount that would have been payable.

This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Cash Incentive Award Agreement for executive officers under the Incentive Compensation Plan filed as Exhibit 10.1 to this report and the form of Cash Incentive Award Agreement for the CEO under the Incentive Compensation Plan filed as Exhibit 10.2 to this report.

Equity Compensation Plan Award Agreements

Officer Awards. The Committee adopted a form of Restricted Stock Unit Award Agreement for grants of restricted stock units (“RSUs”) to executive officers under the Equity Compensation Plan that provides for both time-vesting awards, a portion of which vests over a two-year period and a portion which vests over a three-year period, and performance-vesting awards that have a performance period of three calendar years. If the Company pays a special cash dividend in respect of its common stock prior to vesting of an RSU award, the grantee will be credited with a dollar amount equal to the special cash dividend multiplied by the total number of the grantee’s unvested RSUs that are outstanding on the record date for the dividend (based on the target number of RSUs with respect to performance-vesting RSUs). Any such dividend equivalent rights are payable in cash and are subject to the same vesting, payment and other terms, conditions and restrictions as the original RSUs to which they relate. Any vested RSUs may be settled in cash in lieu of stock. The agreement contains performance goals and vesting provisions, provisions applicable upon termination of employment and restrictive covenants that are substantially similar to the analogous provisions in the form of Cash Incentive Award Agreement for executive officers under the Incentive Compensation Plan.

CEO Awards. The Committee also adopted a form of Restricted Stock Unit Award Agreement for grants of RSUs to the CEO under the Equity Compensation Plan that provides for both time-vesting awards, a portion of which vests over a two-year period and a portion which vests over a three-year period, and performance-vesting awards that have a performance period of three calendar years. If the Company pays a cash or stock dividend in respect of its common stock prior to vesting of an RSU award, the CEO will be credited with a number of additional RSUs based upon the amount of the dividend that would be payable with respect to shares underlying the RSUs outstanding on the record date for such dividend (based on the target number of RSUs), subject to the same vesting schedule and conditions as the original RSUs to which they are attributable. Any vested RSUs may be settled in cash in lieu of stock. The agreement contains performance goals and vesting provisions, provisions applicable upon termination of employment and restrictive covenants that are substantially similar to the analogous provisions in the form of Cash Incentive Award Agreement for the CEO under the Incentive Compensation Plan.

This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the form of Restricted Stock Unit Award Agreement for executive officers under the Equity Compensation Plan filed as Exhibit 10.3 to this report and the form of Restricted Stock Unit Award Agreement for the CEO under the Equity Compensation Plan filed as Exhibit 10.4 to this report.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.

Exhibit number	Description

10.1	Specimen Cash Incentive Award Agreement for executive officers under the Incentive Compensation Plan

10.2	Specimen Cash Incentive Award Agreement for the CEO under the Incentive Compensation Plan

10.3	Specimen Restricted Stock Unit Award Agreement for executive officers under the Equity Compensation Plan

10.4	Specimen Restricted Stock Unit Award Agreement for the CEO under the Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2019	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ David L. Roland
David L. Roland
Senior Vice President, General Counsel and Secretary

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